EXHIBIT 10.5

Supplemental Agreement
to the License Agreement

between

Deutsche Telekom AG, Friedrich-Ebert-Allee 140, 53113 Bonn, Germany
– hereinafter referred to as "DT" –
and
T-Mobile US, Inc., 12920 SE 38th Street, Bellevue, WA 98006, United States

– hereinafter referred to as the "Licensee" –

– DT and the Licensee hereinafter are collectively referred to as "Parties" or individually as "Party" –
Preamble

(1)
Whereas, the Parties entered into a License Agreement which became effective on 30 April 2013 (the "License Agreement") and in which DT granted the Licensee the right to use certain trademarks, domain names and its company name in the United States, Puerto Rico and certain territories and protectorates of the United States.

(2)
Whereas, § 7.4 of the License Agreement provides that the Parties shall enter into a process to determine a New License Fee (as defined in the License Agreement) that is effective from January 1, 2019.

(3)
Whereas, Licensee, DT, Sprint Corporation (“Sprint”) and certain other parties have entered into a Business Combination Agreement dated April 29, 2018 (the "Business Combination Agreement"), pursuant to which Licensee, Sprint and the other parties to the Business Combination Agreement have agreed that Licensee and Sprint shall combine in one or more transactions. The Business Combination Agreement contains specific provisions for the determination of the New License Fee in the event that the transactions (the “Merger Transactions”) contemplated therein are consummated.

(4)
Whereas, prior to obtaining clarity on whether the Merger Transactions will close giving effect to the provisions in the Business Combination Agreement regarding the New License Fee the Parties wish to defer the process contained in the License Agreement for determining the New License Fee.

NOW, THEREFORE, the Parties agree as follows:

1.	General Rules

1.1	Any capitalized terms in this Supplemental Agreement shall have the same meaning as defined in the License Agreement, unless this Supplemental Agreement explicitly provides a different definition.

DT / T-Mobile – Supplemental Agreement US

1.2
"Triggering Date" shall mean the date on which the Business Combination Agreement is terminated, such that the parties agree it shall not successfully close. For the avoidance of doubt, none of the provisions of this Supplemental Agreement to the License Agreement shall become effective if and when the transactions contemplated by the BCA close successfully.

1.3
"New License Fee Determination Date" shall mean the earlier of: (i) the date on which the Parties agree on the New License Fee, or (ii) both Parties have received in writing or by e-mail the determination of the accounting firm jointly appointed by the Parties, or (iii) the arbitral award determining the New License Fee is received by both Parties, pursuant to the terms of the License Agreement.

1.4	Sections 15 (Jurisdiction and Venue, Choice of Law) and 16 (Miscellaneous) of the License Agreement shall apply accordingly to this Supplemental Agreement.

1.5
The deferral of the calculation of a New License Fee pursuant to the License Agreement and all arrangements set out herein shall be without prejudice to the understanding of each party regarding the appropriate level of a New License Fee and nothing contained herein shall suggest that the current License Fee is an appropriate New License Fee. No party shall be deemed to waive any rights it may have by continuing the current practice regarding the calculation of the License Fee pursuant to the License Agreement.

2.	Schedule of the Process for Determining the New License Fee

2.1	The Parties agree that the dates and deadlines for the determination of the New License Fee as provided in § 7.4, second paragraph of the License Agreement shall be adjusted as follows:

(a)	The deadline of March 31, 2018 shall be replaced by the date that is 60 days after the Triggering Date.

(b)	The deadline of July 31, 2018 shall be replaced by the date that is 180 days after the Triggering Date.

2.2
The New License Fee determined in accordance with the procedure provided in § 7.4 of the License Agreement and the deadlines provided in section 2.1 herein shall be effective retroactively as of January 1, 2019. For this process the following rules shall apply:

(a)	Until the New License Fee Determination Date the Licensee shall continue to pay on a preliminary basis the License Fee currently agreed in the License Agreement.

(b)
In the event the New License Fee is determined to be higher than the previously agreed License Fee, the Licensee shall pay the difference between the License Fee and New License Fee for all calendar quarters since January 1, 2019, including the calendar quarter in which the New License Fee Determination Date takes place. The difference shall be due 6 weeks after the calendar quarter in which the New License Fee Determination Date takes place.

(c)
In the event the New License Fee is determined to be lower than the previously agreed License Fee, DT shall pay back the difference between the License Fee and New License Fee for all calendar quarters since January 1, 2019, including the calendar quarter in which the New License Fee Determination Date takes place. The repayment by DT shall be due 6 weeks after the calendar quarter in which the New License Fee Determination Date takes place.

DT / T-Mobile – Supplemental Agreement US

3.	Effective Date, Termination

3.1	This Supplemental Agreement shall become effective on the date it is signed by both Parties.

June 3, 2019        /s/ Axel Lützner
Date and Place    Deutsche Telekom AG
Signed by: Dr. Axel Lützner
Vice President
Anorganic Changes of Structure
Deutsche Telekom AG

June 3, 2019        /s/ Winfried Wegmann
Date and Place    Deutsche Telekom AG
Signed by: Dr. Winfried Wegmann
Vice President
Legal Service 2
Deutsche Telekom AG

May 21, 2019 Bellevue, WA        /s/ J. Braxton Carter
Date and Place    T-Mobile USA, Inc.
Signed by: J. Braxton Carter
Chief Financial Officer

DT / T-Mobile – Supplemental Agreement US